Exhibit 15(iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                                               EXHIBIT Y
                                     to the
                                                           Distribution Plan


                          WORLD INVESTMENT SERIES, INC.
                       Federated Global Equity Income Fund
                                 Class A Shares

         This Distribution Plan is adopted by WORLD INVESTMENT SERIES, INC. with respect to the Class of Shares of Federated Global Equity Income Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Class A Shares of Federated Global Equity Income Fund held during the month.

         Witness the due execution hereof this 1st day of December, 1997.



                                    WORLD INVESTMENT SERIES, INC.


                                    By:  /s/ Richard B. Fisher
                                    President

                                    EXHIBIT Z
                                     to the
                                Distribution Plan


                          WORLD INVESTMENT SERIES, INC.
                       Federated Global Equity Income Fund
                                 Class C Shares

         This Distribution Plan is adopted by WORLD INVESTMENT SERIES, INC. with respect to the Class of Shares of Federated Global Equity Income Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75% of the average aggregate net asset value of the Class C Shares of Federated Global Equity Income Fund held during the month.

         Witness the due execution hereof this 1st day of December, 1997.



                                    WORLD INVESTMENT SERIES, INC.


                                    By:  /s/ Richard B. Fisher
                                    President